Exhibit 24.1
                          ============



The Board of Directors
Realty Income Corporation:


We consent to incorporation by reference in Amendment No. 1 to the Registration Statement No. 33-95374 on Form S-3 of Realty Income Corporation and to incorporation by reference in Registration Statement No. 33-95708 on Form S-8 of Realty Income Corporation, of our report relating to the consolidated balance sheets of Realty Income Corporation as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and the related
Schedule III. Such report is dated January 26, 1996, except as to Note 5B to the consolidated financial statements, which is as of February 15, 1996, and appears in the December 31, 1995 annual report on Form 10-K of Realty Income Corporation.


                          KPMG Peat Marwick LLP



San Diego, California
March 18, 1996


















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